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                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 14, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Reports to Shareholders of Schwab Money Market Fund, Schwab Government Money Fund, Schwab U.S. Treasury Money Fund, Schwab Value Advantage Money Fund, Schwab Municipal Money Fund, Schwab California Municipal Money Fund, Schwab New York Municipal Money Fund, Schwab Florida Municipal Money Fund, Schwab Pennsylvania Municipal Money Fund, Schwab New Jersey Municipal Money Fund, Schwab Government Cash Reserves, Schwab Retirement Money Fund, and Schwab Institutional Advantage Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

San Francisco, California
April 19, 2001